UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2021

AmerInst Insurance Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	000-28249	98-0207447
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Davies Captive Management Limited

25 Church Street, Continental Building

P.O. Box HM 1601, Hamilton, Bermuda HMGX

(Address of Principal Executive Office) (Zip Code)

(441) 295-2185

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

AMERINST INSURANCE GROUP, LTD.

FORM 8-K

CURRENT REPORT

Item 1.01	Entry into a Material Definitive Agreement

AmerInst Insurance Group, Ltd. (“AmerInst”) conducts its reinsurance business through AmerInst Insurance Company Limited (“AMIC Ltd.”), a subsidiary of AmerInst that is a registered insurer in Bermuda. On September 25, 2009, AMIC Ltd. entered into a Professional Liability Quota Share Agreement (the “Reinsurance Agreement”) with The North River Insurance Company, United States Fire Insurance Company, Crum & Forster Indemnity Company, Crum and Forster Insurance Company, and Crum & Forster Specialty Insurance Company (collectively, “C&F”). Under the Reinsurance Agreement, C&F agreed to cede, and AMIC Ltd. agreed to accept as reinsurance, a 50% quota share of C&F’s liability under insurance written by Protexure Insurance Agency, Inc. (FKA AmerInst Professional Services, Limited), an indirect subsidiary of AmerInst (“Protexure”). A subsequent amendment to the Reinsurance Agreement provided for a 90% quota share of C&F’s liability under insurance written by Protexure under certain circumstances.

The insurance written by Protexure is pursuant to an Agency Agreement (the “Agency Agreement”), dated September 25, 2009, by and between Protexure and C&F. Under the Agency Agreement, C&F appointed Protexure as its exclusive agent for the purposes of soliciting, underwriting, quoting, binding, issuing, cancelling, non-renewing and endorsing accountants’ professional liability and lawyers’ professional liability insurance coverage in all 50 states of the United States and the District of Columbia. The initial term of the Agency Agreement was for four years with automatic one-year renewals thereafter. The Agency Agreement automatically renewed on September 25, 2020.

Upon mutual agreement, (1) AMIC Ltd. and C&F have agreed to commute the Reinsurance Agreement, and (2) Protexure and C&F have agreed to continue the Agency Agreement until no later than March 31, 2022.

To effectuate the commutation of the Reinsurance Agreement, AMIC Ltd. entered into a Commutation Agreement and Release (“Commutation Agreement”) with C&F on October 12, 2021 with an effective date of March 31, 2021. The Commutation Agreement settles and commutes all respective obligations and liabilities under the Reinsurance Agreement. In exchange for the release of past and future reinsurance claims ceded by C&F and assumed by AMIC Ltd., the Commutation Agreement provides for the payment to C&F of $26,076,000 (the “Payment Amount”). The Payment Amount will be paid out of funds and securities that have been held in trust in accordance with the Reinsurance Agreement. AMIC Ltd. is required to pay C&F any shortfall.

To effectuate the termination of the Agency Agreement on March 31, 2022, Protexure and C&F entered into a First Amendment to Agency Agreement (the “Agency Agreement Amendment”) on October 12, 2021, which amended the Agency Agreement and provided for the termination of the Agency Agreement, effective March 31, 2022. Under the Agency Agreement Amendment, Protexure will be permitted to issue new and renewal professional liability policies on C&F’s paper with effective dates no later than March 31, 2022, and only in accordance with modified guidelines.

The descriptions of the Commutation Agreement and the Agency Agreement Amendment set forth in this Item 1.01 are qualified in their entirety by reference to the full text of the Commutation Agreement and the Agency Agreement Amendment, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 1.02	Termination of Material Definitive Agreement

The Commutation Agreement terminated the Reinsurance Agreement, effective March 31, 2021. The Agency Agreement Amendment terminates the Agency Agreement, effective March 31, 2022. The disclosures set forth under Item 1.01 are incorporated by reference herein.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The disclosure set forth under Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Commutation Agreement and Release, dated as of October 12, 2021, by and among AMIC Ltd., The North River Insurance Company, United States Fire Insurance Company, Crum & Forster Indemnity Company, Crum and Forster Insurance Company, and Crum & Forster Specialty Insurance Company

10.2	First Amendment to Agency Agreement, dated as of October 12, 2021, to Agency Agreement, dated as of September 25, 2009, by and among Protexure, The North River Insurance Company, United States Fire Insurance Company, Crum & Forster Indemnity Company, Crum and Forster Insurance Company, and Crum & Forster Specialty Insurance Company

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERINST INSURANCE GROUP, LTD.

By:	/s/ Irvin F. Diamond
Irvin F. Diamond
Chairman of the Board

Date: October 18, 2021